As filed with the Securities and Exchange Commission on August 13, 2021

Registration No. 333-257331

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COJAX OIL AND GAS CORPORATION

(Exact name of registrant as specified in its charter)

Virginia		46-1892622
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

3033 Wilson Boulevard, Suite E-605

Arlington, Virginia 22201

(703) 216-8606

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Jeffrey J. Guzy

Chief Executive Officer

CoJax Oil and Gas Corporation

3033 Wilson Boulevard, Suite E-605

Arlington, Virginia 22201

(703) 216-8606

(Name, address, including zip code, and telephone number, including area code, of agent for service)

 Copies to:

Mark Crone, Esq.

Eleanor Osmanoff, Esq.

The Crone Law Group, P.C.

500 Fifth Avenue, Suite 938

New York, New York 10110

(917) 679-5931

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by the selling stockholders.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock, $0.01 per share	1,296,250	$2.00	$2,596,500	$282.84
Total	1,296,250	$2.00	$2,596,500	$282.84

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”) the registrant is also registering an indeterminate number of additional shares of common stock that may be issued as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act based upon the sale price of shares of common stock sold at a price per share of $2.00.

(3)   Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 (Amendment No. 2) to the Registration Statement on Form S-1 (File No. 333-257331) of Cojax Oil and Gas Corporation (Registration Statement) is being filed solely for the purpose of filing a revised exhibit 5.1 in Part II of this Amendment No. 2 to replace the previously filed exhibit 5.1 and to file the consent of Nova Resources Inc. as Exhibit 23.3. Accordingly, this Amendment No. 2 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 16. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation (Incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1, filed with the Commission on July 26, 2019)
3.2	Bylaws (Incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1, filed with the Commission on July 26, 2019)
3.3	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1.1 of the Company’s Registration Statement on Form S-1, filed with the Commission on July 26, 2019)
3.4

Amendment to Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1.2 of the Company’s Registration Statement on Form S-1 filed with the Commission on September 25, 2020)

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 filed with the Commission on July 26, 2019)
5.1*	Opinion of The Crone Law Group, P.C.
10.1

Acquisition Agreement, dated June 16, 2020, by and among CoJax Oil and Gas Corporation, Barrister Energy, LLC and all of the Members of Barrister Energy, LLC (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Commission on June 22, 2020)

10.2

Purchase and Sale Agreement dated June 1, 2019 between Barrister Energy, LLC and Central Operating, LLC (incorporated by reference to Exhibit 2.2 of the Company’s Current Report on Form 8-K filed with the Commission on June 22, 2020)

10.3

Promissory Note, dated June 1, 2019, issued by Barrister Energy, LLC pursuant to the Purchase and Sale Agreement dated June 1, 2019 with Central Operating, LLC (incorporated by reference to Exhibit 2.3 of the Company’s Current Report on Form 8-K filed with the Commission on June 22, 2020)

10.4

Assignment and Assumption of Promissory Note, dated June 16, 2020, between the Company and Barrister Energy, LLC (incorporated by reference to Exhibit 2.4 of the Company’s Current Report on Form 8-K filed with the Commission on June 22, 2020.

10.5**	Amended and Restated Promissory Note, dated May 29, 2021, between the Company and Central Operating, LLC
10.6

Investment Banking/Corp Advisory Agreement between the Company and Newbridge Securities Corporation, dated March 14, 2019 (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1 filed with the Commission on July 26, 2019)

10.7

Employment Agreement dated January 24, 2020, between the Company and Jeffrey J. Guzy (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Commission on January 22, 2020)

10.8

Employment Agreement dated March 16, 2020, between the Company and Wm. Barrett Wellman (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with Commission on March 23, 2020)

10.9

Restricted Stock Grant Agreement dated January 4, 2021, between the Company and Jeffrey Guzy (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Commission on January 7, 2021)

10.10

Restricted Stock Grant Agreement dated January 4, 2021, between the Company and Wm. Barrett Wellman (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the Commission on January 7, 2021)

14	Code of Ethics (incorporated by reference to Exhibit 14 to the Company Registration Statement on Form S-1 filed with the Commission on July 26, 2019)
21.1**	List of Subsidiaries
23.1**	Consent of Haynie & Co
23.2	Consent of The Crone Law Group, P.C. (included in Exhibit 5.1)
23.3*	Consent of Nova Resource Inc.
99.1

Barrister Central Certified SEC Reserves Analysis and Valuation Study and Report (incorporated by reference to Exhibit 99.1 to the Company’s Annual Report on Form 10-K, filed with the Commission on May 14, 2021)

99.2	Barrister Energy, LLC Oil Leases (incorporated by reference to Exhibit 99.2 to the Company’s Annual Report on Form 10-K, filed with the Commission on May 14, 2021)

*	Filed herewith
**	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the in Arlington, Virginia, on the 13th day of August, 2021:

COJAX OIL AND GAS CORPORATION

By:	/s/ Jeffrey J. Guzy
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

August 13, 2021
By:	/s/ Jeffrey J. Guzy
Chief Executive Officer, Director and President (Principal Executive Officer)

August 13, 2021
By:	/s/ Wm. Barrett Wellman
Chief Financial Officer (Principal Financial and Accounting Officer)